Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-119265) of Corporate Property Associates 16 — Global Incorporated of our report dated March 30, 2011 relating to the financial statements and financial statement schedules, which appear in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
New York, New York
March 30, 2011